Exhibit 19.4.2.3

DATED ___7 November _ 2023

ANGLOGOLD ASHANTI HOLDINGS PLC
as Obligors’ Agent
and
THE BANK OF NOVA SOCTIA
as Agent

Amendment Agreement
relating to a U.S.$1,400,000,000 Syndicated Revolving Credit Facility Agreement
dated 9 June 2022

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(MJXT/PJXG)

CONTENTS

Clause                                    Page

1. INTERPRETATION	1
2. AMENDMENTS	1
3. CONTINUING OBLIGATIONS	3
4. REPITITION OF REPRESENTATIONS AND WARRANTIES	4
5. COSTS AND EXPENSES	4
6. MISCELLANEOUS	4
7. GOVERNING LAW	5

THIS AGREEMENT is dated ____7 November___ 2023 and made between:
(1)     ANGLOGOLD ASHANTI HOLDINGS PLC, a company incorporated under the laws of the Isle of Man with registration number 001177V for itself and, in its capacity as obligors’ agent, for each other Obligor (the “Parent”); and
(2)    THE BANK OF NOVA SCOTIA as agent (in this capacity, the “Agent”), each a “Party” and together, the “Parties”.
BACKGROUND
(A)On 9 June 2022, a revolving credit facility agreement (the “Original Facility Agreement”) was entered into between, among others, the Parent and AGAA each as Borrower and Guarantor, J.P. Morgan Securities PLC, Deutsche Bank AG, London Branch and Standard Chartered Bank as Coordinators and The Bank of Nova Scotia as Agent.
(B)The Parties have agreed to amend the terms of the Original Facility Agreement as set out in Clause 2 (Amendments) of this Agreement (the “Amendments”). The Amendments have, pursuant to Clause 27.1 (Amendments and waivers) of the Loan Agreement, been agreed by the Majority Banks, and accordingly are binding on all the Banks.
IT IS AGREED as follows:
1.INTERPRETATION
1.1Unless otherwise defined in this Agreement, capitalised terms shall have the meanings given to them in the Original Facility Agreement.
1.2The principles of construction set out in clause 1.2 (Construction) of the Original Facility Agreement shall have effect as if set out in this Agreement.
2.AMENDMENTS
With effect from the date of this Agreement (the “Amendment Date”), the Original Facility Agreement shall be amended as follows:
2.1the following definitions shall be inserted into clause 1.1 (Definitions) of the Original Facility Agreement:
““IFRS 3” means International Financial Reporting Standard 3, Business Combinations, as issued by the IASB and as revised by the IASB;”; and

“"ISA (UK) 800” means the International Standard on Auditing (UK) 800 (Revised) as issued by the Financial Reporting Council;”;
2.2the following shall be inserted as paragraph (a)(xx) of Clause 1.2 (Construction) of the Original Facility Agreement:
“(xx) a reference to the “date of this Agreement” is a reference to the original date of this Agreement, being 9 June 2022.”; and
2.3clause 18.14 (Accounts) of the Original Facility Agreement shall be deleted in its entirety and replaced as follows:
“18.14    Accounts
(a)     As at the date of this Agreement the Original Financial Statements and the audited consolidated financial statements of AGAA for the financial year ending 31 December 2021 delivered to the Agent pursuant to Clause 4.1 (Documentary conditions precedent):
    (i)     have been prepared in accordance with IAS consistently applied; and
(ii)     fairly represent the consolidated financial condition of the Group and AGAA (as applicable) as at the date to which they were drawn up.
(b)     The audited consolidated accounts of the Group and AGAA most recently delivered to the Agent (beginning with such accounts delivered in respect of the period ending 31 December 2022):
    (i)     have been prepared in accordance with either:
        (A)    IAS consistently applied; or
        (B)    in respect of the audited consolidated accounts of the Group for the financial year ending 31 December 2023 and each financial year thereafter, IAS consistently applied other than in accordance with IFRS 3 provided that each set of such accounts are accompanied by a report of the auditors of the Parent that has been conducted in accordance with ISA (UK) 800; and
(ii)     fairly represent the consolidated financial condition of the Group and AGAA (as applicable) in accordance with the relevant accounting standards set out in paragraph (i) above to which they were drawn up as at the date to which they were drawn up.
(c)     As at the date of this Agreement, there has been no material adverse change in the business, condition (financial or otherwise), prospects or operations of the Group or AGAA since the date to which the Original Financial Statements or the audited consolidated financial statements of AGAA for the financial year ending 31 December 2021 (as applicable) were drawn up.
(d)     The unaudited consolidated accounts of the Group and AGAA most recently delivered to the Agent (beginning with such accounts delivered in respect of the period ending 30 June 2022):
    (i)    have been prepared in accordance with either:
            (A)     IAS consistently applied; or
         (B)    in respect of the unaudited consolidated accounts of the Group for the financial half year ending 30 June 2024 and each financial half year thereafter, IAS consistently applied, other than in accordance with IFRS 3 in respect of which the relevant sections in each set of such accounts have been prepared in a consistent manner with the audited consolidated accounts of the Group for the financial year most recently delivered under paragraph (b) above; and
        (ii)    fairly represent the consolidated financial condition of the Group and AGAA (as applicable) in accordance with the relevant accounting standards set out in paragraph (i) above to which they were drawn up as at the date to which they were drawn up.”
3.CONTINUING OBLIGATIONS
3.1The provisions of the Original Facility Agreement and the other Finance Documents (including the guarantee and indemnity of each Guarantor) shall, save as amended by this Agreement, continue in full force and effect.
3.2The Parent confirms on behalf of each other Guarantor for the benefit of each Finance Party that all guarantee and indemnity obligations owed by each Guarantor under the Finance Documents shall:
(a)    remain in full force and effect notwithstanding the amendments to the Original Facility Agreement effected by this Agreement; and

(b)    extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement.
4.REPITITION OF REPRESENTATIONS AND WARRANTIES
Each Obligor is deemed to repeat the Repeating Representations on the Amendment Date by reference to this Agreement and the facts and circumstances existing on that date as if references in Clause 18 (Representations and warranties) of the Original Facility Agreement to “the Finance Documents” include this Agreement.
5.COSTS AND EXPENSES
The Parent shall, within five Business Days of notice by the Agent, pay the Agent the amount of all reasonable costs and expenses (including legal fees) incurred by the Agent in connection with the negotiation and execution of this Agreement.
6.MISCELLANEOUS
6.1Scope
    This Agreement is supplemental to and amends the Original Facility Agreement.
6.1    Designation
In accordance with the Original Facility Agreement, the Parent and the Agent designate this Agreement as a Finance Document.
6.2Appointment as Obligors’ Agent
The Parent confirms that its appointment as Obligors' Agent by each other Obligor under Clause 2.5 (Role of Obligors’ Agent) of the Original Facility Agreement has not been revoked or varied.
6.3Incorporation of terms
The provisions of clauses 27 (Amendments and waivers), 33 (Severability), 34 (Counterparts), 35 (Notices), 36 (Language), 37 (Bail-in of EEA financial institutions), 38 (Jurisdiction) and 39 (Waiver of immunity) of the Original Facility Agreement apply to this Agreement mutatis mutandis.
6.4Third party rights
A person who is not a party to this Agreement may not enforce or benefit from any of its terms under the Contracts (Rights of Third Parties) Act 1999.

7.GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

SIGNATURES
ANGLOGOLD ASHANTI HOLDINGS PLC (for itself and, in its capacity as obligors’ agent, for each other Obligor)
By     /S/ Rob Hayes
General manager
AGAH Plc

[Signature page to the Amendment Agreement]

THE BANK OF NOVA SCOTIA (as agent on behalf of the Finance Parties)
By:    /S/ Tory McCarthy, Director
/S/ Sonya Bikhit, Managing Director

[Signature page to the Amendment Agreement]